The Prudential Series Fund, Inc.
For the fiscal period ended 12/31/2007
File number 811-03623

                                  SUB-ITEM 77D
                  Policies With Respect to Security Investment


                           THE PRUDENTIAL SERIES FUND
 Supplement dated September 25, 2007 to the Statement of Additional Information
                               dated May   1, 2007

This Supplement sets forth changes to the Statement of Additional Information, dated May 1, 2007 (the SAI), of The Prudential Series Fund. All of the Portfolios of The Prudential Series Fund discussed in this Supplement may not be available under your variable contract. For more information about the Portfolios of The Prudential Series Fund available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the SAI and should be retained for future reference. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the SAI.

A. Effective on or about October 1, 2007, the information relating to LSV Asset Management (LSV) in the table entitled "Portfolio Subadvisers & Fee Rates" appearing in the section of the SAI entitled "Management & Advisory Arrangements-Subadvisers" and any accompanying footnotes are hereby deleted and replaced with the following information.

        Portfolio Name                         Advisory Fee
Global Portfolio of The        0.45% of average daily net assets to $150
Prudential Series Fund         million; 0.425% of average daily net assets
                              from $150 million to $300 million; 0.40%of
                              average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million*
SP International Value         0.45% of average daily net assets to $150
Portfolio                      million; 0.425% of average daily net assets
of The Prudential Series Fund from $150 million to $300 million; 0.40%of (formerly SP LSV International average daily net assets from $300 million to
Value Portfolio)               $450 million; 0.375% of average daily net
                              assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million**

* For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the Global Portfolio of The Prudential Series Fund will be aggregated with the assets managed by LSV in: (i) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (ii) the AST International Value Portfolio of Advanced Series Trust (formerly AST LSV International Value Portfolio); (iii) the AST Advanced Strategies Portfolio of Advanced Series Trust; (iv) the International Equity Portfolio of the Target Portfolio Trust; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds);
(vii) the Dryden International Value Fund of Prudential World Fund, Inc. (formerly the Strategic Partners International Value Fund); and (viii) and any other portfolio subadvised by LSV on behalf of AST Investment Services, Inc.
(AST) and/or Prudential Investments LLC (PI) pursuant to substantially the same investment strategy.

** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio) will be aggregated with the assets managed by LSV in: (i) the Global Portfolio of The Prudential Series Fund; (ii) the AST International Value Portfolio of Advanced Series Trust (formerly AST LSV International Value Portfolio); (iii) the AST Advanced Strategies Portfolio of Advanced Series Trust; (iv) the International Equity Portfolio of the Target Portfolio Trust; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds);
(vii) the Dryden International Value Fund of Prudential World Fund, Inc. (formerly the Strategic Partners International Value Fund); and (viii) and any other portfolio subadvised by LSV on behalf of ASTI and/or PI pursuant to substantially the same investment strategy.

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